Exhibit 99.1

SGI REPORTS PRELIMINARY RESULTS FOR FISCAL SECOND QUARTER,
ANNOUNCES STOCK REPURCHASE PLAN

FREMONT, Calif., Jan. 15, 2013 – In conjunction with its planned presentation today at the 15th Annual Needham Growth Conference in New York, SGI (NASDAQ:SGI) today reported preliminary results for its fiscal second quarter ended Dec. 28, 2012. The company also announced that its board of directors has authorized a $15 million stock repurchase plan.

The following results are preliminary and are subject to change pending the expected full release of fiscal second quarter results on Jan. 30, 2013.

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On a GAAP basis, the company expects to report net income for the second quarter in the range of breakeven to $1 million, or $0.00 to $0.03 per share, which compares with earlier guidance of a net loss of $(0.22) to $(0.14) per share.

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On a non-GAAP basis, the company expects to report net income for the second quarter in the range of $3 to $4 million, or $0.07 to $0.10 per share, which compares with earlier guidance of breakeven to $0.08 per share. Non-GAAP net income is expected to exclude approximately $3 million of net adjustments to GAAP net income, comprised of approximately $7 million of stock-based compensation expense, amortization of intangibles, restructuring, and severance charges, partially offset by a non-cash $4 million tax-related benefit.

•	The company expects to report revenue for the second quarter in the range of $170 to $172 million, which compares with earlier guidance of $180 to $195 million.

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Revenue for the fiscal second quarter was less than expected as certain shipments for U.S. government customers pushed into the fiscal third quarter, primarily due to uncertainty related to the “Fiscal Cliff” at year-end. However, gross margins and operating expenses were better than expected, leading to stronger bottom-line performance.

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Over the fiscal third and fourth quarters, the company currently expects to achieve revenue in the range of $400-$420 million, including approximately $50 million related to the previously disclosed low-margin deals (LMD’s).

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Cash and cash equivalents as of Dec. 28, 2012 were approximately $128 million, up from $111 million in the prior quarter. The company paid off its working capital line of credit in the quarter, an $11 million use of cash. Including this pay off, net cash in the quarter improved by $28 million, reflecting continuing improvements in working capital management.

“We are pleased to have achieved non-GAAP profitability and another strong cash performance in the second quarter, which is a reflection of our continuing improvements in deal quality, costs, and working capital management,” said Jorge Titinger, president and chief executive officer. “We are making good progress on our longer-term strategic vision to leverage SGI’s strong technology in the areas of Big Data, Storage, and Scale-Up Computing. At the same time, we are mindful of the challenging near-term environment for IT spending among both government and commercial customers, particularly outside the U.S. We are therefore staying focused on previously discussed operational initiatives around cost reduction and supply chain management to help maintain our positive momentum.”

Stock Repurchase Plan
SGI’s board of directors has approved a plan to repurchase SGI common stock with a market value of up to $15 million. The company believes that repurchases of its shares represent an effective use of available cash and future cash flows. Common stock may be repurchased in the open market or through negotiated transactions, including Rule 10b5-1 trading plans that would enable the company to repurchase its shares during periods outside of its normal trading windows. The timing of purchases and the exact number of shares to be purchased will depend on market conditions. The repurchase program expires December 31, 2014. Purchases will cease if the authorized funds are spent or the program is discontinued. Under the plan SGI is not obligated to acquire any particular amount of stock, and the program may be suspended or terminated at any time at the company’s discretion.

Webcast Today
Management’s presentation at the Needham Growth Conference at 2:10 PM Eastern Time today is being webcast and will be available on the Investor Relations section of the company’s website at www.sgi.com.

About SGI
SGI, the trusted leader in technical computing, is focused on helping customers solve their most demanding business and technology challenges. Visit sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements
The statements made in this press release regarding projected financial results, financial objectives, and strategic plans, including SGI’s Q2 FY13 preliminary results, are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•	Completion of the financial accounting close and review by the company’s independent auditors;

•	Fluctuations in the buying patterns and sizes of customer orders from one quarter to the next;

•	Increased competition causing SGI to sell products or services at lower margins than expected;

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Lengthy acceptance cycles of SGI’s products by certain customers, development or product delivery delays, and delays in obtaining necessary components from suppliers, contractual provisions or other reasons;

•	The addition of new customers or loss of existing customers;

•	Customer concentration risks;

•	Substantial sales to U.S. government entities, which are subject to the government’s budgetary constraints;

•	Write-off of excess and obsolete inventory;

•	Unexpected changes in the price for, and the availability of, components from SGI’s suppliers;

•	Actions taken by competitors, such as new product announcements or introductions or changes in pricing;

•	Market acceptance of newer products;

•	The departure and acquisition of key management and other personnel; and

•	General economic trends, including changes in information technology spending or geopolitical events such as war or incidents of terrorism.

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Other risks as detailed in SGI’s filings with the Securities and Exchange Commission (“SEC”), including those described in SGI’s Annual Report on Form 10-K under the caption “Risk Factors” filed with the SEC on September 10, 2012, as updated by SGI’s subsequent filings with the SEC, all of which are available at the SEC’s Web site at http://www.sec.gov.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this announcement. All statements made in this press release are made only as of the date set forth at the beginning of this release. SGI undertakes no obligation to update the information in this release, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Reconciliation of Expected Non-GAAP to GAAP Financial Measures

Expected GAAP Net Income	$0 million to $1 million
Plus:
Expected Stock Compensation Expense	$3 million to $3 million
Expected Amortization of Intangibles	$1 million to $1 million
Expected Restructuring and Severance Expense	$3 million to $4 million
Minus:
Non-Cash Tax-Related Benefit	$4 million to $4 million
Other Non-Recurring Items	$0 million to $1 million
Expected Non-GAAP Net Income	$3 million to $4 million

Use of Non-GAAP Financial Measures
The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI’s management to evaluate the company’s operating performance and to conduct its business operations. In evaluating SGI’s performance, management uses one or more of the following measures that are not determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”): non-GAAP gross profit and gross margin, non-GAAP operating expenses, and non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share. These measures are adjusted as described in the reconciliation of GAAP and non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring.

In addition, management uses these non-GAAP financial measures to facilitate its review of the comparability of SGI’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of SGI’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources.

Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating SGI’s financial and operational performance in the same way that management evaluates the company’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of SGI’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between SGI’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in SGI’s SEC filings.

Contact Information:
John Swenson
SGI Investor Relations
+1-510-933-8370
jswenson@sgi.com

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